UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

June 29, 2005

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry Into A Material Definitive Agreement.

Stock Option Grants and Restricted Stock Awards to Re-elected Directors.

Effective June 29, 2005, the Board of Directors (the “Board”) of Watson Pharmaceuticals, Inc. (the “Corporation”) authorized a grant of non-statutory options to purchase 5,000 shares of common stock of the Corporation and an award of 1,667 shares of Restricted Stock (as defined in the Plan) under the Corporation’s Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Plan”), to the following directors in connection with their re-election to the Board at the Corporation’s 2005 Annual Meeting of Stockholders:

•                  Michael J. Fedida

•                  Albert F. Hummel

•                  Catherine M. Klema

The options granted generally shall: (a) vest and become exercisable one year from the date of grant (i.e., on June 29, 2006), and (b) once exercisable, remain exercisable for the shorter of the term of the options or two years after cessation as a member of the Board.  The Restricted Stock shall vest one year from the date of the authorization (i.e., on June 29, 2006) and be subject to the provisions of the Plan and a definitive restricted stock agreement (including, but not limited to, restrictions on transferability and certain forfeiture provisions concerning unvested Restricted Stock).

Stock Option Grant and Restricted Stock Award to Chief Executive Officer.

On June 29, 2005, the Compensation Committee of the Board authorized a grant of options to purchase 100,000 shares of common stock of the Corporation and an award of 33,333 shares of Restricted Stock to Allen Chao, Ph.D., the Corporation’s Chairman of the Board, President and Chief Executive Officer.  The grant of options and award of Restricted Stock were authorized in recognition of Dr. Chao’s performance during the year ended December 31, 2004.  The stock options generally shall: (a) vest and become exercisable in four equal annual installments of 25,000 options commencing on June 29, 2006, and (b) once exercisable, remain exercisable for the shorter of the term of the options or two years after cessation as an employee of the Corporation.  The Restricted Stock award generally will vest as follows and be subject to the provisions of the Plan and a definitive restricted stock agreement (including, but not limited to, restrictions on transferability and certain forfeiture provisions concerning unvested Restricted Stock):

Number of Shares to be Vested	Date of Vesting
16,666	June 29, 2007
16,667	June 29, 2009

The options granted to the directors and to Dr. Chao will be subject to such other terms and conditions as are contained in our form of option agreement on file with the SEC, including a ten year option term.  The Restricted Stock awarded to the directors and Dr. Chao will be subject to such other terms and conditions contained in a restricted stock agreement, the form of which will be filed with the Corporation’s Form 10-Q for the period ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2005.	WATSON PHARMACEUTICALS, INC.

	By:	/s/David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary